                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                         ZYCAD CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)Payment of Filing Fee (Check the appropriate box):
/X/  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                  [ZYCAD LOGO]

                               ZYCAD CORPORATION
                             47100 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 1996
                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Zycad Corporation (the "Company"), a Delaware corporation, will be held on Thursday, May 16, 1996 at 3:30 p.m., Pacific Daylight Time, at 47100 Bayside Parkway, Fremont, California, for the following purposes:

       1. To elect directors to serve for the ensuing year and until their successors are elected.

       2. To ratify the appointment of Deloitte & Touche as an independent public auditors for the company for the current fiscal year.

       3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of the business on March 22, 1996 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

    Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors

                                          Douglas E. Klint
                                          SECRETARY

Fremont, California
April 5, 1996

                              YOUR VOTE IS IMPORTANT
     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Zycad Corporation, a Delaware corporation ("Zycad" or the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, May 16, 1996 at 3:30 p.m., Pacific Daylight Time, and at any adjournment thereof. The Annual Meeting will be held at Zycad's principal executive offices located at 47100 Bayside Parkway, Fremont, California 94538. The Company's telephone number at this address is
(510) 623-4400.

    The Company intends to mail this Proxy Statement, accompanied by the Annual Report to Stockholders for the fiscal year ended December 31, 1995, to Stockholders on or about April 12, 1996.

RECORD DATE AND SHARE OWNERSHIP

    Stockholders of record at the close of business on March 22, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 19,856,004 shares of the Company's Common Stock ("Common Stock"), $.10 par value, were issued and outstanding. As of the Record Date, the following persons or entities were known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock.

                                                                                              NUMBER OF    PERCENT OF
NAME AND ADDRESS                                                                               SHARES        TOTAL
- -------------------------------------------------------------------------------------------  -----------  ------------
Phillips W. Smith .........................................................................    1,000,000         5.0%
 4811 East Beryl Avenue
 Paradise Valley, Arizona 85253

                             REVOCABIITY OF PROXIES

    Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it any time before it is exercised. It may be revoked by filing with the Secretary of the Company at the Company's principle executive office, 47100 Bayside Parkway, Fremont, California 94538, an instrument of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Stockholders are entitled to one vote for each share of Common Stock held and are not entitled to cumulate votes for the election of directors.

    The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional material furnished to stockholders. The solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to these persons for any such services. In addition, The Company has retained the services of Beacon Hill Partners, Inc. as a paid solicitor to solicit proxies for a fee of $2,500 plus out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Except as described above, the Company does not intend to solicit proxies other than by mail.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (excluding treasury stock). Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of directors, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, an abstention has the same effect as a vote against a proposal. In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes with respect to proposals such as those set forth in this Proxy Statement should not be considered "Votes Cast" and accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be included in the proxy statement relating to the Company's 1996 Annual Meeting of Stockholders must be received by the Company no later than December 31, 1996 in order that they may be considered for inclusion in the Proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by it, or representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the last fiscal year, all
Section 16(a) filing requirements applicable to its officers, directors, and ten-percent stockholders were complied with.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    A board of five directors is to be elected at the Annual Meeting. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until his successor is elected and has qualified, or his earlier death, resignation, or removal. Each of the five nominees is currently a director of the Company, having been so elected by the stockholders or appointed by the Board of Directors. Unless otherwise directed on the enclosed form of proxy, the proxy holders will vote the proxies received by them for the five nominees named below. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

NOMINEES

    Set forth below is information regarding the Directors of the Company, including information furnished by them as to their principal occupation for the last five years, certain other directorships held by them, and their ages as of March 22,1996:

                                   DIRECTOR
NAME                                 SINCE         AGE                       PRINCIPAL OCCUPATION
- --------------------------------  -----------      ---      ------------------------------------------------------
Phillips W. Smith...............        1990           58   President and Chief Executive Officer of the Company
Peter J. Cassidy................        1991           52   Executive Vice President and Chief Financial Officer
                                                             of the Company
James R. Fiebiger...............        1994           54   Industry Consultant; Chairman and Managing Director,
                                                             Thunderbird Technology, Inc.
Benjamin Huberman...............        1990           58   President, Huberman Consulting Group
Horst G. Sandfort...............        1995           53   President, GateField, a division of Zycad

    Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any of the directors and executive officers of the Company.

    Dr. Smith was named President, Chief Executive Officer and director of the Company in June 1990. He had been an independent industry consultant from October 1989 to June 1990 after leaving his post as Chairman and Chief Executive Officer of Edgecore Technology, Inc., a computer manufacturer, after it was acquired by Arix Corporation in September 1989. Previously, Dr. Smith had been President and Chief Executive Officer and a director of CAE Systems, Inc.

    Mr. Cassidy was appointed a director of the Company in November 1991. He has held the position of Executive Vice President and Chief Financial Officer of Zycad Corporation since July 1990. From October 1987 to July 1990, he was Executive Vice President, Operations, and Chief Financial Officer for Sharebase Corporation, a relational data base system supplier.

    Dr. Fiebiger was appointed a director of the Company in February 1994. Dr., Fiebiger has been a Consultant for the semiconductor industry since serving as President and Chief Operating Officer of VLSI Technology, Inc., a manufacturer of semiconductors, from February 1988 to August 1993. Previous positions include President and CEO of Thomson-Mostek and Senior Vice President and Assistant General Manager of Motorola's Worldwide Semiconductor Sector. Dr. Fiebiger is also a member of the board of directors of Mentor Graphics Corporation, Cooper & Chyan Technology, Inc., and Chairman and Managing Director, Thunderbird Technology, Inc.

    Mr. Huberman was appointed a director of the Company in September 1990. He has served as President of the Huberman Consulting Group, a technology consulting firm, since 1990. Prior to that, he served as Vice president of Consultants International from 1981 to 1988 and as President from 1988 to 1990. Mr. Huberman is currently a member of the Chief of Naval Operations' Executive Panel. From 1988 to mid-1990, he also served as the first chairman of the Technical Advisory Panel to the U.S. Space Command. Mr. Huberman is also a member of the board of directors of Silicon Valley Research, Inc.

    Mr. Sandfort was appointed a director of the Company in September 1995. He held the position of Executive Vice President for Geographic Markets at LSI Logic, where he had worldwide responsibilities for Sales, Marketing, and Engineering in Asia, Canada, Europe and the U.S.A. During his ten years at LSI, he was also employed in a variety of other senior management positions including General Manager, Germany; Vice President Marketing, Sales and Engineering LSI Europe; and President, LSI Europe.

VOTE REQUIRED

    The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

          MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors has a standing Audit Committee, Nominating Committee and Compensation Committee.

    The Audit Committee of the Board, which currently consists of directors Benjamin Huberman and James Fiebiger, recommends engagement of the Company's independent auditors, approves services performed by such auditors and reviews and evaluates the Company's accounting system and its system of internal controls. The Audit Committee met once during the year ended December 31, 1995.

    The Compensation Committee, which currently consists of directors James Fiebiger and Benjamin Huberman, administers the Company's stock plans and approves salaries, stock options and other compensation arrangements for executive officers of the Company. The Compensation Committee met four times during the year ended December 31, 1995.

    On February 27, 1995, the Board of Directors established a nominating committee consisting of Directors James Fiebiger and Benjamin Huberman for the purpose of establishing criteria and qualifications for prospective Board Members and recommending the nomination of Board Members should a vacancy arise. The Nominating Committee had their first meeting on February 27, 1995.

    During the 1995 fiscal year, the Board of Directors held a total of five (5) meetings. Each incumbent Board member attended at least 80% of the aggregate of all meetings of the Board of Directors, plus all meetings of all committees of the Board on which he served during the year ended December 31, 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of outside directors James Fiebiger and Benjamin Huberman. None of these individuals was at any time during the fiscal year ended December 31, 1995 or at any other time an officer or employee of the Company.

    During fiscal year ended December 31, 1995 the Company paid Mr.. Benjamin Huberman, a member of the Board of Directors, $80,000 in consulting fees. Mr. Huberman has worked closely with the Company in developing and marketing the Company's consulting services. Management believes that this arrangement is at least as favorable as could be negotiated with outside consultants.

    During fiscal year ending December 31, 1995 the Company paid Dr. James Fiebiger, a member of the Board of Directors, consulting fees in the amount of $77,788. Dr. Fiebiger's consulting services were rendered for product development, strategic planning and marketing consulting services for Field Programmable Gate Array Products developed by the Company's GateField Division. Management believes that this arrangement is at least as favorable as could be negotiated with outside consultants.

    No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

    Members of the Board of Directors who are not employees of the Company receive a retainer of $2,500 per quarter plus a fee of $1,000 for attendance at each Board and Board Committee meetings and are reimbursed for their expenses in attending meetings of the Board of Directors. In September 1990, Mr. Huberman received warrants from the Company entitling him to purchase 50,000 shares of the Company's Common Stock at an exercise price of $1.00 per share, the then market value. In August 1993, Mr. Huberman received warrants from the Company entitling him to purchase 30,000 shares of the Company's Common Stock at an exercise price of $2.06 per share. In February 1994, Dr. Fiebiger received warrants from the Company entitling him to purchase 50,000 shares of the Company's Common Stock at an exercise price of $3.63 per share. Both of these warrants are exercisable for 10,000 shares on each anniversary date.

    All warrants expire six years after their respective issue dates or 90 days after resignation from the Board of Directors, whichever occurs first.

    See "Proposal One -- Election of Directors -- Compensation Committee Interlocks and Insider Participation" for information regarding consulting fees paid to a director during 1995.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information regarding ownership of the Company's Common Stock as of March 22, 1996, by each director, by each of the executive officers, and all executive officers named in the summary Compensation Table and directors of the Company as a group.

                   SHARES OF COMMON STOCK BENEFICIALLY OWNED

                                                                                                       APPROXIMATE
NAME                                                                                AMOUNT OWNED      PERCENT OWNED
- ---------------------------------------------------------------------------------  ---------------  -----------------
Phillips W. Smith................................................................     1,000,000              5.0%
Peter J. Cassidy.................................................................       300,000(1)           1.5%
James Fiebiger...................................................................        23,668(2)          *
Benjamin Huberman................................................................        90,000(3)          *
Douglas E. Klint.................................................................          6,043  (4)       *
Charles R. Olson.................................................................          4,897  (5)       *
Horst G. Sandfort................................................................             --          *
All directors and executive officers as a group (7 persons)......................      1,424,608  (6)           7.2    %

- ------------------------

 *  Less than (1) percent.

(1) Represents 300,000 shares subject to options held by Mr. Cassidy that are exercisable within 60 days of the Record Date.

(2) Includes 20,000 shares subject to warrants held by Dr. Fiebiger that are exercisable within 60 days of the Recorded Date.

(3) Includes 70,000 shares subject to warrants held by Mr. Huberman that are exercisable within 60 days of the Record Date.

(4) Includes 6,042 shares subject to options held by Mr. Klint that are exercisable within 60 days of the Recorded Date.

(5) Includes 4,896 shares subject to options held by Mr. Olson that are exercisable within 60 days of the record date.

(6) Includes 400,938 share subject to options and warrants held by five persons that are exercisable within 60 days of the Record Date.

EXECUTIVE COMPENSATION

    The following table shows, as to the Chief Executive Officer and each of the four other executive officers, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended December 31, 1995 as well as the Company's two previous fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                   COMPENSATION                     SECURITIES
                                                                 BONUS/INCENTIVE    OTHER ANNUAL    UNDERLYING      ALL OTHER
                                                  ANNUAL SALARY  COMPENSATION(1)    COMPENSATION      OPTIONS      COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR          ($)             ($)              ($)             (#)            ($)
- -------------------------------------  ---------  -------------  ----------------  --------------  -------------  --------------
Phillips W. Smith                           1995     200,000                 0         44,048(2)              0       15,340(3)
  President and Chief                       1994     200,000                 0         64,912(4)              0       19,990(5)
  Executive Officer                         1993     177,258                 0         25,732(6)              0       11,173(7)
Peter J. Cassidy                            1995     182,500                 0             --                 0        9,125(7)
  Executive Vice President                  1994     175,000                 0             --                 0        7,314(7)
  & Chief Financial Officer                 1993     161,965                 0             --                 0        8,098(7)
Douglas E. Klint                            1995     129,750             7,785             --            20,000        6,488(7)
  Vice President, General                   1994     120,998                 0             --                 0        6,050(7)
  Counsel and Corporate                     1993     107,692                 0             --            10,000        5,385(7)
  Secretary
Charles R. Olson                            1995     150,000(8)         93,400             --           150,000        7,500(7)
  Vice President & General Manager,
   Accelerator Division
Horst G. Sandfort                           1995      80,000(9)         15,000             --           400,000            0
  President, GateField Division

- ------------------------

(1) Messrs, Smith, Cassidy and Klint are paid bonuses based on the Company's profitability. Mr. Olson is paid incentive compensation based on the Accelerator Division revenues and gross profit margin. Mr. Sandfort had a one-time guaranteed bonus of $15,000.

(2) Represents $44,048 in cost of living adjustments for California housing.

(3) Includes $10,000 contributed by the Company to a cafeteria benefit plan and $2,310 contributed by the Company to a 401K plan and $3,030 for term life insurance premium reimbursement.

(4) Represents $25,937 in cost of living adjustments for California housing and $38,975 in tax gross up reimbursement payments for 1993 and 1994.

(5) Includes $10,000 contributed by the Company to a cafeteria benefit plan and $2,310 contributed by the Company to a 401 (K) plan, and $7,680 for term life insurance premium reimbursement.

(6) Represents $25,732 in cost of living adjustments for California housing.

(7) Represents Company contributions to defined benefit plans.

(8) Mr. Olson became an Executive Officer in June 1995. His annual base salary in 1995 was $150,000.

(9) Mr. Sandfort hire date was September 6, 1995 and his annual base salary is $240,000. He was actually paid $80,000 in salary in 1995.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    The 1984 Stock Option Plan (the "1984 Plan") was originally adopted by the Board of Directors in March 1984 and approved by the stockholders in April 1984 and has been subsequently amended. The 1984 Plan provided for a maximum of 3,500,000 shares of Common Stock to be issued pursuant to options granted thereunder. In February 1992, the Board of Directors approved an amendment to the 1984 Plan, increasing the number of shares reserved under the 1984 Plan from 3,500,000 shares to 4,000,000 shares which increase was approved by the stockholders at the 1992 Annual Meeting of Stockholders. Options granted under the 1984 Plan may be either "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options that do not qualify for special tax treatment. The 1984 Plan also permitted the grant of stock appreciation rights ("SAR") for all or any part of the number of shares covered by an unexercised option under the 1984 Plan. However, no SARs were ever granted. All employees of the Company were eligible to receive options and SARs under the 1984 Plan. The 1984 Plan terminated in March 1994 and no further options may be granted under this plan.

    In August 1993, the Board of Directors approved the 1993 Stock Option Plan (the "1993 Plan") and reserved 1,500,000 shares for issuance thereunder. In August 1995, the Board of Directors approved an amendment to the 1993 Plan, increasing the number of shares reserved under the 1993 Plan from 1,500,000 shares too 3,00,000 shares. The 1993 Plan and the 3,000,000 shares reserved for issuance under the 1993 Plan was ratified and approved by the Stockholders at the December 18, 1995 Special Meeting of Stockholders.

    The 1984 Plan and the 1993 Plan are administered by the Compensation Committee (the "Committee"). No member of the Committee may be granted an option under the 1984 Plan or the 1993 Plan. The Committee (i) designates the employees (including officers and directors who are employees of the Company) to receive options, (ii) determines the number and price of shares to be optioned to each optionee, and (iii) determines such other provisions of the individual options as it may deem necessary or desirable, subject to the limitations contained in the Plans. The Board of Directors may amend the 1984 Plan or the 1993 Plan at any time; however, certain amendments are subject to approval by the stockholders and adversely affected optionees.

    Incentive stock options granted under the Plans must have a per-share exercise price of not less than the fair market value per share at the date of grant. Non-qualified stock options may be granted at such price as may be determined by the Committee.

    The exercise price of options granted under the Plans are payable in cash, but the Board of Directors may, in its discretion, allow all or any portion of the exercise price to be paid by tendering shares of Common Stock valued at fair market value. Options may not be transferred by the optionee except by will or the laws of descent and distribution and may be exercised only while the optionee is employed by the Company or a subsidiary and for three months thereafter.

    The Committee may grant options that are exercisable in full at any time or from time to time or in installments or upon the occurrence of specified events. No option may be exercised for more than ten years from the date of grant, and no option granted to any person who owns stock of the Company possessing more than 10% of the voting power of all capital stock of the Company may be exercised for more than five years from the date of grant.

OPTION GRANTS TO EXECUTIVE OFFICERS

    The following table sets forth further information regarding individual grants of stock options pursuant to the 1993 Stock Option Plan during 1995 to each of the executive officers named in the Summary Compensation Table above.

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                        PERCENT OF                                     ANNUAL RATES OF
                                                       TOTAL OPTIONS                                     STOCK PRICE
                                        NUMBER OF       GRANTED TO                                       APPRECIATION
                                        SECURITIES       EMPLOYEES      EXERCISE PRICE   EXPIRATION  --------------------
NAME                                    UNDERLYING        IN 1995           ($/SH)          DATE        5%         10%
- -------------------------------------  ------------  -----------------  ---------------  ----------  ---------  ---------
Douglas Klint........................      20,000(1)          1.3%         $    6.94      12/1/2003  $   4,310  $   9,282
Charles Olson........................     150,000(2)          9.7%         $    1.00      2/27/2003  $  23,644  $  49,650
Horst G. Sandfort....................     400,000(3)           26%         $    6.81       9/6/2003  $  86,620  $ 185,640

    Note: All options have an exercise price equal to the fair market value of the Company's common stock on the date of grant.

(1) All 20,000 options are time based with vesting over 4 years with annual vesting for the first two years and monthly vesting thereafter.

(2)  Options for 90,000 shares are time based with annual vesting over 3  years.
     Options   for  60,000  shares  are  performance  based  with  vesting  upon achievement of certain performance goals.

(3) Options for 240,000 shares are time based with vesting over 4 years with annual vesting for the first two years and monthly vesting thereafter. Options for 160,000 shares are performance based with vesting upon achievement of certain performance goals.

    The following table shows, as to the individuals named in the Summary Compensation Table above, information concern in stock options exercised during the fiscal year ended December 31, 1995 and options held at fiscal year end.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                                                                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                SHARES                           OPTIONS AT FY-END (#)          AT FY-END ($)(2)
                              ACQUIRED ON          VALUE       --------------------------  --------------------------
NAME                         EXERCISE (#)     REALIZED ($)(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- -------------------------  -----------------  ---------------  -----------  -------------  -----------  -------------
Phillips W. Smith........              0                 0              0             0             0              0
Peter J. Cassidy.........              0                 0        300,000             0     2,214,000              0
Douglas E. Klint.........              0                 0          4,000        26,000        10,360         67,340
Charles R. Olson.........         23,000            70,845          4,897       182,503        31,928      1,189,920
Horst G. Sandfort........              0                 0              0       400,000             0        628,000

- ------------------------------

(1) Market value of underlying securities, based on the last sale price of the Companies Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System on the date of exercise, minus the exercise price.

(2) Market value of underlying securities, based on the last sale price of the Company's Common Stock on the NASDAQ National Market System on December 29, 1995 ($8.38 per share), minus the exercise price.

CERTAIN TRANSACTIONS

    The following table sets forth information with respect to all executive officers of the Company who had indebtedness in excess of $60,000 outstanding during the past fiscal year.

                                                                                              LARGEST
                                                                                             PRINCIPAL    PRINCIPAL
                                                                                              AMOUNT      BALANCE AT
                                                             INTEREST                       OUTSTANDING  DECEMBER 31,
NAME/PRINCIPAL POSITION       LOANS         LOAN DATE          RATE       MATURITY DATE     DURING 1994      1995
- --------------------------  ----------  ------------------  ----------  ------------------  -----------  ------------
Phillips W. Smith ........  $1,500,000  August 27, 1992     one         August 27, 1995     1,500,000    0
 President & CEO                        for $600,000 and    percent     for $600,000 and
                                        September 1, 1993   over Prime  September 1, 1995
                                        for $900,000        rate        for $900,000
                                                            adjusted
                                                            quarterly

    These loans were paid in full in August and September, 1995. These loans were made in connection with the purchase and financing of real property by Dr. Smith and in connection with the exercise of stock options by Dr. Smith. Both loans are documented with full recourse Promissory Notes signed by Dr. Smith. These loans were secured by certain real property including Dr. Smith's personal residence; as well as 1,200,000 shares of Common Stock of the Company owned by Dr. Smith of which 900,000 shares were issued pursuant to the exercise of his stock options and 300,000 shares were previously purchased by him in the open market.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors is comprised of two non-employee directors of the Board of Directors. No member of the Committee is a former or current officer or employee of the Company.

    The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, including the annual management incentive plans and the Company's stock option plans. In addition, The Committee reviews compensation levels of executive officers and evaluates their performance.

    It is the compensation policy of the Committee that a substantial portion of the annual compensation opportunities of each executive officer be contingent upon the performance of the Company. The Committee also believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value and serves to align the interests of employees with stockholders.

    The salaries for executive officers generally are based on a review of salaries for comparable positions among competing companies, and are adjusted annually to take into account cost of living increases, merit increases and adjustments deemed necessary to continue to attract and retain highly qualified executive officers.

    Under the Company's annual incentive plan, incentive compensation is paid based on the performance of the Company as a whole. Bonuses for Messrs. Smith, Cassidy and Klint are paid based on attainment of Company profitability goals and incentive compensation for Mr. Olson is paid based on attainment of the Accelerator Division revenues and gross profit margin. Mr. Sandfort's bonus is based on revenue and expense goals for the GateField Division. Annual incentive compensation at targeted levels of performance represents approximately 50% of total cash compensation for the CEO and 25% to 45% for the executive officers. The targeted amounts of incentive compensation are established in the Company's annual operating plan, which is approved by the Board annually.

    The Company's performance is measured for purposes of compensation decisions under the annual incentive plan against goals established by the Committee in consultation with management prior to the fiscal year based on the Company's annual operating plan.

    The financial goals for fiscal 1995 which related to Company revenue and net profit before tax were partially achieved. No bonuses were paid to Messrs, Smith and Cassidy for 1995 performance. Mr. Sandfort was guaranteed a one time bonus of $15,000 for Fourth Quarter 1995. Mr. Olson was paid incentive compensation of $93,400 related to revenue and gross profit attainment in 1995. In 1995, stock options for 20,000 shares, 150,000 shares and 400,000 shares were granted to Messrs, Klint, Olson and Sandfort, respectively.

                                          James Fiebiger
                                          CHAIRMAN, COMPENSATION COMMITTEE
                                          Benjamin Huberman
                                          MEMBER, COMPENSATION COMMITTEE

                        COMPANY STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder returns (on a dividend reinvestment basis) for the Company's Common Stock, NASDAQ Stock Market (U.S.) and Hambrecht and Quist ("H&Q") Technology Index. Note that the historic stock price performance is not necessarily indicative of future stock price performance.

                               ZYCAD CORPORATION
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ZYCAD CORP.     NASDAQ     H&Q TECHNOLOGY INDEX
1990                100         100                     100
1991                569         161                     147
1992                415         187                     170
1993                330         214                     186
1994                169         209                     215
1995               1015         297                     323

Assumes $100 invested on December 31, 1990 in the Company's Common Stock, NASDAQ Stock Market (U.S.) and Hambrecht and Quist Technology Index.

*Total return assumes reinvestment of dividends.

                                  PROPOSAL TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors is asking stockholders to ratify the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 1996. The affirmative vote of a majority of the Votes Cast will be required to ratify the selection of Deloitte & Touche. If the stockholders do not ratify the selection of Deloitte & Touche, the Board of Directors will reconsider its selection.

    Deloitte & Touche performed the audit of the Company's financial statements since the fiscal year ended December 31, 1990. A representative of Deloitte & Touche is expected to be present at the meeting to answer appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE INDEPENDENT ACCOUNTANTS FOR THE 1996 FISCAL YEAR. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business that will be presented for consideration at the meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares of represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          Douglas E. Klint
                                          SECRETARY

Fremont, California
April 5, 1996

                                DETACH HERE

                             ZYCAD CORPORATION
                           47100 BAYSIDE PARKWAY
                         FREMONT, CALIFORNIA 94538
P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R       The undersigned stockholder of Zycad Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of
O Annual Meeting of Stockholders and Proxy Statement, each dated April 5, 1996, and the Company's 1995 Annual Report to Stockholders, and hereby
X appoints Phillips W. Smith and Douglas E. Klint, and each of them, proxies and attorneys-in-fact, with full power to represent the undersigned
Y at the 1996 Annual Meeting of Stockholders of Zycad Corporation to be held on Thursday, May 16, 1996 at 3:30 p.m., local time, at the Company's Headquarters, 47100 Bayside Parkway, Fremont, California, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.


         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                           --------------------
            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SEE REVERSE
                                                                     SIDE
                                                           --------------------

                           DETACH HERE

/X/ Please mark votes as in this example

1. ELECTION OF DIRECTORS
NOMINEES: Phillips W. Smith, Peter J. Cassidy, James R. Fietziger, Benjamin Huberman, Horst G. Sandfort

/ / FOR ALL NOMINEES  / / WITHOLD FROM ALL NOMINEES

/ /
   -------------------------------
For all nominees except those listed on the line above

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE 1996 FISCAL YEAR.
/ / FOR  / / AGAINST   / / ABSTAIN

/ / MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

AND UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

THIS PROXY SHOULD BE DATED, SIGNED BY THE STOCKHOLDER EXACTLY AS HIS OR HER NAME APPEARS HEREIN, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PESONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF PROXIES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

Signature                     Date       Signature                     Date
          -------------------      -----           -------------------      ---